UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: January 9, 2007): January 9, 2007

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street

5th Floor

New York, New York 10001

(Address of Principal executive offices, including Zip Code)

(212) 884-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

        On January 9, 2007 the Company issued a press release announcing, among other things, that it currently expects fourth quarter diluted earnings per share to be at the low end of the earnings guidance range provided on November 16, 2006 of $0.37 to $0.46. The Company expects to report an increase in gross margin for the fourth quarter due to improved merchandise margins. However, the Company’s updated guidance reflects higher than anticipated non-recurring JasmineSola litigation expenses that are expected to impact diluted earnings per share by approximately $0.02 and increased costs related to marketing and store payroll to drive holiday sales.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on January 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: January 9, 2007	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued January 9, 2007